Exhibit 99.2

 Sensient Technologies Corporation  Third Quarter 2025 Earnings Call  October 31, 2025

 2  Non-GAAP Financial Measures  Within this document, the Company reports certain non-GAAP financial measures, including: (1) adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude restructuring and other costs, including the Portfolio Optimization Plan costs, (2) percentage changes in revenue, operating income, and diluted earnings per share on an adjusted local currency basis, which eliminate the effects that result from translating its international operations into U.S. dollars and restructuring and other costs, including the Portfolio Optimization Plan costs, and (3) adjusted EBITDA and adjusted EBITDA Margin (which exclude Portfolio Optimization Plan costs and non-cash share based compensation expense). The Company has included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable year-over-year performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this report. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and the Company believes the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

 3  Forward Looking Statements  This presentation contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2025 Financial Outlook”, “Long-Term Outlook”, and “Consolidated Full Year 2025 Outlook”. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties, and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the Company’s ability to manage general business, economic, and capital market conditions, including actions taken by customers in response to such market conditions, and the impact of recessions and economic downturns; the impact of macroeconomic and geopolitical volatility, including inflation and shortages impacting the availability and cost of raw materials, energy, and other supplies, disruptions and delays in the Company’s supply chain, and the conflicts between Russia and Ukraine and in the Middle East; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; the availability and cost of labor, logistics, and transportation; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences, changing technologies, and changing regulations; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and Portfolio Optimization Plan; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; the Company’s ability to enhance its innovation efforts and drive cost efficiencies; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

 Quarterly Results & Business Update  4

 5  Q3 2025 Consolidated Results  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 6  Local Currency1 Results Commentary  Color Group Performance  Revenue  Strong growth in the quarter driven by new sales wins and favorable pricing across the Group  Operating Results  Strong operating leverage in the quarter primarily due to favorable pricing and volume growth  Adjusted EBITDA Margin1 for the Group was 24.7% in Q3 2025, up 250 bps from Q3 2024  (1) See appendix for our GAAP to Non-GAAP reconciliations.

 7  Flavors & Extracts Group Performance  Revenue  Strong growth within Flavors, Extracts, and Flavor Ingredients  As previously discussed, lower demand in Agricultural Ingredients (formerly known as Natural Ingredients) is anticipated to continue throughout 2025  Operating Results  Operating leverage improved in the quarter due to growth within the Flavors, Extracts, and Flavor Ingredients business  Adjusted EBITDA Margin1 for the group was 17.7% in Q3 2025, up 130 bps from Q3 2024  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Local Currency1 Results Commentary

 8  Asia Pacific Group Performance  Revenue  Driven by lower volumes within certain regions across the group but benefited by new sales wins  Operating Results  YOY operating income was relatively flat  Adjusted EBITDA Margin1 for the Group was 24.2% in Q3 2025, up 40 bps from Q3 2024  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Local Currency1 Results Commentary

 (1) Represents outlook as of our earnings release provided on October 31, 2025, and does not constitute an update or reissuance as of any later date.  (2) This is a non-GAAP financial measure. We are not able to provide a reconciliation of this forward-looking measure as certain information required for such reconciliation, such as the impact of translating our international operations into U.S. Dollars, is not available without unreasonable efforts and we are not able to determine the probable significance of such items.  9  Business Outlook1  Consolidated Full Year 2025 Outlook  Local Currency Revenue2  Growth rate of mid-single-digit  Local Currency Adjusted EBITDA2  Growth rate of double-digits  Local Currency Adjusted EPS2  Growth rate of double-digits  Local Currency Revenue2   Growth rate of mid-single-digit   Local Currency Adjusted EBITDA2   Growth rate of high single-digit   Material Natural Color conversion activity would be incremental to these growth expectations  Long-Term Outlook

SENSIENT

Shifting Regulatory Environment Provides Opportunity

Current Synthetic Color Regulatory Actions – U.S. Food and Beverage*

First School Lunch Ban	Red 3 Ban	State-wide warning labels for colors	First state-wide synthetic color ban
West Virginia *August 2025*	U.S. Federal Ban *January 2027*	Texas *January 2027*	West Virginia *January 2028*

Synthetic to Natural Color Conversion

- In the U.S., and selectively throughout Latin America, our synthetic colors revenue for the food and nutraceutical market is approximately $100M
- Conversion from synthetic to natural varies but can result in a conversion factor of approximately 10-to-1
- Natural colors continue to grow above overall company mid-term outlook

*As of October 27, 2025

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SENSIENT

FDA Tracking the Industry: Pledges to Remove Synthetic Food Dyes

The FDA is maintaining a tracker highlighting companies in the food and beverage industry that "are stepping up and reformulating their products with alternative colors derived from natural sources and setting ambitious timelines to complete the transition."

Included Companies

- American Bakers Association
- Conagra Brands, Inc.
- Consumer Brands Association
- Danone U.S.
- General Mills, Inc.
- Grupo Bimbo, S.A.B. de C.V.
- In-N-Out Burger
- International Dairy Foods Association
- Kellanova
- Mars, Inc.
- McCormick & Company, Inc.
- Nestle S.A.
- PepsiCo, Inc.
- PIM Brands, Inc.
- The Hershey Company
- The J.M. Smucker Company
- The Kraft Heinz Company
- Tyson Foods, Inc.
- Walmart Inc.
- WK Kellogg Co.

Source: https://www.fda.gov/food/color-additives-information-consumers/tracking-food-industry-pledges-remove-petroleum-based-food-dyes

© Sensient Technologies 2025 sensient.com 11

 2025 Natural Color Highlights  12  Integrated Safety Certification and Hazards Analysis Program for colors derived from botanical sources    Rigorous screening for:  Pesticides  Heavy Metals  Microbiologicals  Adulteration  Unauthorized Solvents  Comprehensive vendor certification  Stringent quality testing on every batch of raw materials  Good manufacturing practices  Full raw material traceability  Employee & site safety  Orange  Deodorized to remove Off-Notes; Clear Bright Orange Paprika Solution   Ideal for:  Beverage   Baked Goods   Dairy  Confection  Exceptional and brightest Yellow 6 natural alternative  Clear hue  No flavor or odor off-notes  Kosher, Halal, and Non-GMO

Taste Modulation:
Sensient's Taste Elevating Technologies

Convert with Confidence and Raise Taste Attributes —Naturalness Looks AND Tastes Good with Sensient

BioSymphony™

Sensient's signature innovation designed to elevate taste attributes. BioSymphony gives product developers flexibility to:

- Raise premium taste perception
- Optimize taste efficacy of any product
- Exponentially expand our customers' flavor options

PureMask™

Ideal for balancing taste and neutralizing off notes that could originate from various ingredients in the product.

- Ideal at masking/blocking undesirable, and enhancing desirable, attributes
- Effectively addresses a wide variety of taste issues ranging from bitterness to aftertaste
- Enhances positive attributes like taste and aroma

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 Financial Update & Outlook  14

 15  (1) See appendix for our GAAP to Non-GAAP reconciliations.  Q3 2025 Financial Review  Local currency revenue1 increased 3.5%  Q3 2025 results included $3.3 million of Portfolio Optimization Plan costs (approximately 9 cents per share)  Adjusted EBITDA Margin1 improved 190 bps in the quarter due to favorable pricing and strong volume growth  Consolidated Commentary  (dollars in thousands)  Q3 2024  Q3 2025  Local Currency Growth1  Revenue   $ 392,613  $ 412,109  +3.5%  Operating Income (GAAP)   Operating Margin  $ 50,520  12.9%  $ 57,706  14.0%  Adjusted Operating Income1   Adjusted Operating Margin1  $ 51,731  13.2%  $ 61,029  14.8%  +15.7%  Diluted EPS (GAAP)  $ 0.77  $ 0.87  Adjusted Diluted EPS1  $ 0.80  $ 0.96  +17.5%  Adjusted EBITDA1   Adjusted EBITDA Margin1  $ 69,260  17.6%  $ 80,530  19.5%  +14.3%

 16  2025 Cash Flow and Debt Metrics  Q3 2024  QTD  Q3 2025  QTD  Cash Flow from Operations  $ 76.8 million  $ 44.0 million  Capital Expenditures  $ 13.2 million  $ 19.8 million  Total Debt  $ 643.4 million  $ 712.0 million  Net debt to credit adjusted EBITDA1  2.4x  2.3x  Cash flow from operating activities was $44.0 million in Q3 2025, which decreased 42.8% compared to Q3 2024 primarily due to higher use of cash for working capital  Net debt to credit adjusted EBITDA1 was 2.3x in Q3 2025, down from 2.4xin Q3 2024  Commentary  (1) See appendix for our GAAP to Non-GAAP reconciliations.

SENSIENT

2025 Financial Outlook[1]

Metric	Current Guidance	Prior Guidance
Local Currency Revenue[2]	Mid-single-digit growth	Mid-single-digit growth
Local Currency Adjusted EBITDA[2]	Double-digit growth	High single-digit growth
Diluted EPS (GAAP)	\$3.13 to \$3.23[3]	\$3.13 to \$3.23
Local Currency Adjusted Diluted EPS[2]	Double-digit growth	High single-digit to double-digit growth
Capital Expenditures	~ \$100 million	~ \$100 million
Adjusted Effective Tax Rate	~ 25%	~ 25%
Interest Expense[4]	Slight increase over prior year	Slight increase over prior year

(1) Represents outlook as of our earnings release provided on October 31, 2025, and does not constitute an update or reissuance as of any later date.

(2) This is a non-GAAP financial measure. We are not able to provide a reconciliation of this forward-looking measure as certain information required for such reconciliation, such as the impact of translating our international operations into U.S. Dollars, is not available without unreasonable efforts and we are not able to determine the probable significance of such items.

(3) Diluted EPS (GAAP) includes approximately \$0.28/share of Portfolio Optimization Plan costs. Total plan costs are expected to be approximately \$48M.

(4) Interest expense assumes no additional USD borrowing rate reductions for 2025.

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18

 19  Appendix1  (1) Amounts in thousands, except percentages and per share amounts.

 20  Non-GAAP Financial Measures

 21  Non-GAAP Financial Measures

 22  Non-GAAP Financial Measures

 23  Non-GAAP Financial Measures

 24  Non-GAAP Financial Measures

 25  Non-GAAP Financial Measures

 26  Non-GAAP Financial Measures

 27  Non-GAAP Financial Measures

 28  Non-GAAP Financial Measures  Debt  2025  2024  Short-term borrowings  777  $      17,811  $      Long-term debt   711,177        625,627        Credit Agreement adjustments  (1)  (27,992)        (22,633)        Net Debt  683,962  $      620,805  $      Operating income (GAAP)  210,938  $      157,646  $      Depreciation and amortization  61,034        59,645        Share-based compensation expense  13,688        8,628        Portfolio Optimization Plan costs, before tax  10,382        33,616        Other non-operating gains  (2)  (495)        (998)        Credit Adjusted EBITDA  295,547  $      258,537  $      Net Debt to Credit Adjusted EBITDA  2.3x  2.4x  (1)   Adjustments include cash and cash equivalents, as described in the Company's Fourth Amended and Restated Credit Agreement (Credit   Agreement), and certain letters of credit and hedge contracts.  (2)   Adjustments consist of certain financing transaction costs, certain non-financing interest items, and gains and losses related to certain non-cash,   non-operating, and/or non-recurring items as described in the Credit Agreement.  Trailing Twelve Months  Ended September 30,